The New Economy Fund
November 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$24,857
Class B	$-
Class C	$-
Class T	$-
Class F-1	$497
Class F-2	$3,955
Class F-3	$-
Total	$29,309
Class 529-A	$833
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$136
Class R-1	$-
Class R-2	$-
Class R-2E	$4
Class R-3	$-
Class R-4	$820
Class R-5	$588
Class R-5E*	$-
Class R-6	$12,568
Total	$14,949
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.0950
Class B	$-
Class C	$-
Class T	$-
Class F-1	$0.0605
Class F-2	$0.1926
Class F-3	$-
Class 529-A	$0.0728
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-T	$-
Class 529-F-1	$0.1534
Class R-1	$-
Class R-2	$-
Class R-2E	$0.0717
Class R-3	$-
Class R-4	$0.0861
Class R-5E	$0.1497
Class R-5	$0.2049
Class R-6	$0.2363
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	250,305
Class B	-
Class C	12,310
Class T*	-
Class F-1	7,511
Class F-2	21,803
Class F-3	6,696
Total	298,625
Class 529-A	11,748
Class 529-B	-
Class 529-C	3,293
Class 529-E	578
Class 529-T*	-
Class 529-F-1	936
Class R-1	1,117
Class R-2	4,418
Class R-2E	142
Class R-3	7,244
Class R-4	9,152
Class R-5	2,824
Class R-5E	3
Class R-6	51,095
Total	92,550
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$48.26
Class B	$-
Class C	$43.77
Class T	$48.32
Class F-1	$48.36
Class F-2	$48.26
Class F-3	$48.38
Class 529-A	$47.80
Class 529-B	$-
Class 529-C	$44.33
Class 529-E	$47.11
Class 529-T	$48.30
Class 529-F-1	$47.80
Class R-1	$45.07
Class R-2	$45.32
Class R-2E	$47.55
Class R-3	$47.20
Class R-4	$47.82
Class R-5E	$48.17
Class R-5	$48.56
Class R-6	$48.42
* Amount less than one thousand